Exhibit 10.16

SEPARATION AND CONSULTING AGREEMENT

This Separation and Consulting Agreement (this “Agreement”) by and between Bankrate, Inc., a Delaware corporation (the “Company”), and Thomas R. Evans (the “Consultant”) is dated as of December 10, 2013.

WHEREAS, the Consultant has faithfully served the Company and its affiliates for many years, including as the Company’s Chief Executive Officer, and has considerable knowledge and experience with respect to the Company’s operations;

WHEREAS, the Consultant and the Company entered into an Executive Agreement, dated as of June 21, 2004, as subsequently amended (the “Prior Agreement”);

WHEREAS, the Consultant and the Company have agreed that the Consultant will resign from active service with the Company and its affiliates as of December 31, 2013 (the “Date of Termination”); and

WHEREAS, the Company has determined that it is in its best interests for the Consultant to provide his continued services and expertise to the Company following the Date of Termination, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the Consultant and the Company hereby agree as follows:

1. Resignation from Employment.

(a) The Consultant hereby resigns from his employment with the Company, effective as of close of business on the Date of Termination, and concurrently resigns from all offices and directorships he holds with the Company or any of its affiliates.

(b) Subject to the Consultant’s compliance with the terms of this Agreement and the restrictive covenants set forth below and his execution of a Release Agreement in the form attached hereto as Exhibit A (the “Release”) on the Date of Termination and the Consultant not revoking such Release during the applicable revocation period, the Company agrees immediately  to:

(i) Grant the Consultant 18,600 unrestricted shares of Company common stock pursuant to the Company’s 2011 Equity Compensation Plan (the “Plan”).

(ii) Accelerate the vesting of (A) all unvested stock options granted to the Consultant on June 16, 2011 (it being understood that pursuant to the terms of the Plan and the applicable award agreements thereunder, any stock options held by the Consultant as of the Date of Termination shall remain exercisable throughout the Consulting Term (as defined below) and the applicable post-termination exercise period, which post-termination exercise period shall not commence until the termination of the Consulting Term) and (B) all of the restricted stock granted to Consultant on May 14, 2013 that vests solely based on the Consultant’s continued service with the Company.

(iii) Deem the Consultant’s resignation to be a termination by the Company without Cause for Termination following the end of the Measurement Period (as defined in the Performance-Based Restricted Stock Agreement, dated as of May 14, 2013) for the purposes of the performance-based restricted stock award granted to the Consultant on May 14, 2013.

(iv) Pay the Consultant any annual bonus earned with respect to 2013 performance pursuant to the terms of the Management Incentive Program (the “MIP”), with the amount of such annual bonus to be determined by the Compensation Committee of the Company’s Board of Directors (the “Board”) in accordance with the terms of the MIP (but without any loss of eligibility due to the Consultant’s termination of employment prior to the payment date).  The annual bonus, if any, will be paid to the Consultant at the same time as annual bonus payments under the MIP are made to other participants in the MIP who continue to be employed by the Company through the applicable payment date.

(c) Except as provided in Section 1(b), the Consultant shall be entitled to no other compensation and/or benefits of any kind from the Company in connection with his service as an employee of the Company, other than any earned but unpaid salary, payment for any accrued but unused vacation, and any benefits that are accrued and vested as of the Date of Termination under employee benefit plans of the Company in which the Consultant participates as of the Date of Termination.

(d) The Company may withhold from any amounts payable pursuant to this Section 1, or any other benefits received pursuant to this Section 1, any Federal, state and/or local taxes as shall be required to be withheld under any applicable law or regulation.

2. Consulting Services.

(a) From the Date of Termination through December 31, 2015, or such earlier date as may apply pursuant to Section 3 below (the “Consulting Term”), in consideration for the compensation provided for below, the Consultant shall (i) provide assistance and support the Company in connection with the Company’s leadership transition process, and (ii) provide general consulting services to the Company, as reasonably requested by the Board or the Chief Executive Officer of the Company.  The consulting services shall be performed at such place or places as shall be mutually agreed upon by the Consultant and the Company.

(b) During the Consulting Term, the Company shall pay the Consultant a fee of $40,000.00 per month, payable on the first of each month in arrears (the “Consulting Fee”).  Further, the Consultant shall be entitled to reimbursement for all reasonable expenses incurred by him in the performance of services hereunder, in accordance with the applicable policies of the Company and its affiliates.

(c) During the Consulting Term, Company shall provide the Consultant and his eligible dependents with medical and dental insurance benefits on the same terms and conditions as such benefits are provided to other senior executives of the Company generally from time to time, as if he had remained employed by the Company during that period; provided that in any month in which the premium for such benefits cannot be provided on a tax-free basis, the Company shall, in addition to providing such benefits, pay the Consultant a cash amount equal to 67% of the amount of the premium includible in the Consultant’s gross income.  Notwithstanding the foregoing, if such benefits result in the imposition of an excise tax, or otherwise violates, Section 105(h) of the Code or the Patient Protection and Affordable Care Act (as amended by the Health Care and Education Reconciliation Act of 2010 and as amended from time to time), including, without limitation, Section 4980D of the Code, Company shall no longer provide such medical and dental benefits to Consultant and his eligible dependents and instead shall pay Consultant a monthly amount equal to 167% of the portion of the applicable premiums paid by the Company for such benefits (with respect to Consultant and his eligible dependents immediately prior to such time) through the remainder of the Consulting Term.  Notwithstanding the foregoing, nothing herein shall prevent Consultant from electing medical and/or dental coverage benefits under the Company’s plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) to the extent Consultant is otherwise entitled under COBRA.

(d) The Consultant’s status during the Consulting Term shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect.  Except as provided above, the Consultant shall not be eligible for any additional compensation or benefits from the Company.  Any payments made to the Consultant hereunder shall not be taken into account in computing the Consultant’s salary or compensation for the purposes of determining any benefits or compensation under (i) any pension, retirement, life insurance or other benefit plan of the Company or any of its affiliates or (ii) any agreement between the Company or any of its affiliates and the Consultant.

(e) All payments and other consideration made or provided to the Consultant pursuant to Section 2 of this Agreement shall be made or provided without withholding or deduction of any kind, and the Consultant shall assume sole responsibility for discharging all tax or other obligations associated therewith.  The Consultant acknowledges that he is solely responsible for the payment of all Federal, state, local and foreign taxes that are required by applicable laws or regulations to be paid with respect to the Consulting Fee, and under no circumstances whatsoever, including without limitation, for the purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act and federal and state income tax withholding, will the Consultant be deemed an employee of the Company during the Consulting Term.

3. Termination of Consulting Term.

(a) Right to Terminate Consulting Term.  The Company may, at any time and in its sole discretion, terminate the Consulting Term, with any termination to be effective 30 days after written notice is delivered to the Consultant by the Company; provided,  however, that if the Consultant commences full-time employment with another company at any time prior to December 31, 2015, if the Consultant engages in activity constituting Cause (as defined in Section 8(C) of the Prior Agreement, but treating references therein to such agreement as referring to this Agreement) or if the Consultant fails to execute the Release within the timeframe required by Section 1(b) of this Agreement or revokes the Release, the Company may at any time thereafter terminate the Consulting Term with immediate effect, upon written notice (any termination pursuant to this proviso, a “Permitted Termination”).  The Consultant may also terminate the Consulting Term by providing the Company with 30 days advance written notice of such voluntary termination.  Furthermore, the Consulting Term shall terminate effective immediately upon the Consultant’s death.

(b) Consequences of Termination of Consulting Term.  Upon termination of the Consulting Term by the Company or due to the Consultant’s death, the Company shall be required to continue to (i) pay the Consultant the Consulting Fee pursuant to Section 2(b) and (ii) provide the Consultant with medical and dental benefits pursuant to Section 2(c), in the case of each of clauses (i) and (ii), through December 31, 2015; provided,  however, that if such termination is a Permitted Termination, the Company shall not be so required and shall have no further obligations to the Consultant hereunder.  Upon the termination of the Consulting Term by the Consultant for any reason, the Company shall have no further obligations to the Consultant hereunder.

(c) Full Settlement.  The payments and benefits provided under this Section 3 shall be in full satisfaction of the Company’s obligations to the Consultant upon the termination of the Consulting Term for any reason, notwithstanding the remaining length of the Consulting Term, and, subject to the aforesaid, the Consultant shall not be entitled to any other payments or benefits (or other damages in respect of a termination or claim for breach of this Agreement) beyond those specified in this Section 3.

4. Trade Secrets and Confidential Information; Return of Company Property.  The Consultant acknowledges and agrees that his obligations and the Company’s and its affiliates’ rights under Section 13 of the Prior Agreement shall remain in full force and effect.  Section 13 of the Prior Agreement is hereby incorporated into this Section 4.  In addition, the Consultant agrees that upon ceasing to provide consulting services for any reason, the Consultant will promptly surrender to the Company all Trade Secrets and Confidential Information (as each such term is defined in Section 16 of the Prior Agreement) and all materials relating thereto.

5. Non-Competition; Non-Recruit; Full Force and Effect.  Notwithstanding anything herein or in the Prior Agreement to the contrary, the Consultant acknowledges and agrees that his obligations, and the Company’s and its affiliates’ rights, under Section 14 of the Prior Agreement shall remain in full force and effect; provided, however, that for purposes of such Section 14, (a) the term “Business” shall mean the business of delivering personal finance content to consumers on the Internet, and the business of generating leads or hyperlink or display advertising for mortgages, home equity lines of credit, real estate, retail banking products, credit cards, insurance or auto loans on the Internet, and (b) the applicable period that such provision shall apply shall be from the date hereof through the later of the last date for which a Consulting Fee is owed to Consultant and the first anniversary of the Date of Termination.  Section 14 of the Prior Agreement (as modified by the immediately preceding sentence) is hereby incorporated into this Section 5.

6. Non-Disparagement.  The Consultant agrees that he shall not, directly or indirectly, disparage the Company or its directors, officers or affiliates in any way, other than as part of the judicial, arbitration or other dispute resolution process in connection with any litigation, mediation, arbitration or other judicial proceeding arising under any claim brought in connection with this Agreement, or other than when compelled to testify under oath by subpoena, regulation or court order.  The Company agrees to instruct the members of the Board and officers of the Company who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, not to disparage the Consultant in any way, other than as part of the judicial, arbitration or other dispute resolution process in connection with any litigation, mediation, arbitration or other judicial proceeding arising under any claim brought in connection with this Agreement, or other than when compelled to testify under oath by subpoena, regulation or court order.

7. Injunctive Relief.  The Consultant acknowledges that breach of the provisions of Section 4, 5 or 6 of this Agreement would result in irreparable injury and permanent damage to the Company, which prohibitions or restrictions the Consultant acknowledges are both reasonable and necessary under the circumstances, singularly and in the aggregate, to protect the interests of the Company.  The Consultant recognizes and agrees that the ascertainment of damages in the event of a breach of Section 4, 5 or 6 of this Agreement would be difficult, and that money damages alone would be an inadequate remedy for the injuries and damages which would be suffered by the Company from breach by the Consultant.  The Consultant therefore agrees: (a) that, in the event of a breach of Section 4, 5 or 6 of this Agreement, the Company, in addition to and without limiting any of the remedies or rights which it may have at law or in equity or pursuant to this Agreement, shall have the right to injunctive relief or other similar remedy in order to specifically enforce the provisions hereof, and (b) to waive and not to (i) assert any defense to the effect that the Company has an adequate remedy at law with respect to any such breach, (ii) require that the Company submit proof of the economic value of any Trade Secret (as defined in the Prior Agreement), or (c) require that the Company post a bond or any other security.  Nothing contained herein shall preclude the Company from seeking monetary damages of any kind, including reasonable fees and expenses of counsel and other expenses, in a court of law.

8. Successors. This Agreement is personal to the Consultant and without the prior written consent of the Company shall not be assignable by the Consultant other than by will or the laws of descent and distribution.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its businesses and/or assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its businesses and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

9. Section 409A.  This Agreement is intended to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations relating thereto or an exception to Section 409A of the Code.  For purposes of compliance with Section 409A of the Code, each payment of compensation under this Agreement shall be treated as a separate payment of compensation, and in no event may the Consultant, directly or indirectly, designate the calendar year of any payment under this Agreement.  All reimbursements provided under this Agreement shall be provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (a) the amount of expenses eligible for reimbursement during one calendar year shall not affect the amount of expenses eligible for reimbursement in any other calendar year, (b) the reimbursement of an eligible expense shall be made no later than the last day of the calendar year following the calendar year in which the expense is incurred, and (c) the right to any reimbursement shall not be subject to liquidation or exchange for another benefit.

10. Miscellaneous.

(a) This Agreement shall be governed in all aspects by the laws of the State of Florida, without regard to its rules governing conflicts of law.  This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Consultant:

To the most recent address on file with the Company

If to the Company:

Bankrate, Inc.
477 Madison Avenue, Suite 430
New York, NY  10022
Attention:  General Counsel
Telecopy:  917-368-8611

or to such other address as either party shall have furnished to the other in writing in accordance herewith.  Notice and communications shall be effective when actually received by the addressee.

(c) The Company acknowledges and agrees that its obligations and the Consultant’s rights under Section 29 of the Prior Agreement shall remain in full force and effect; provided, however, that references in such provision to the Prior Agreement shall be treated as referring to both the Prior Agreement and this Agreement.  Section 29 of the Prior Agreement (as modified by the immediately preceding sentence) is hereby incorporated into this Section 10(c).

(d) The Company shall pay on the Consultant’s behalf all statements rendered to the Consultant by the Consultant’s attorneys for reasonable fees and expenses in connection with the negotiation and preparation of this Agreement.

(e) Except as explicitly set forth herein with respect to Sections 8(C), 13, 14, and 29 of the Prior Agreement, this Agreement represents the entire understanding of the parties concerning the subject matter hereof and supersedes all prior communications, agreements and understandings (including the Prior Agreement), whether oral or written, relating to the subject matter hereof.  The language contained herein shall be deemed to be that negotiated and approved by both parties and no rule of strict construction shall be applied.

(f) No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time.  The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

(g) The invalidity or unenforceability of any provision (or portion thereof) of this Agreement shall not affect the validity or enforceability of any other provision (or portion thereof) of this Agreement.

(h) This Agreement may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Consultant has hereunto set the Consultant’s hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

THOMAS R. EVANS

/s/ THOMAS R. EVANS

BANKRATE, INC.

By:	/s/ EDWARD J. DIMARIA
Name: Edward J. DiMaria Title: SVP, Chief Financial Officer

EXHIBIT A

RELEASE AGREEMENT

This RELEASE AGREEMENT (this “Agreement”) is made and entered into as of December 31, 2013, by and between Thomas R. Evans (“Consultant”) and Bankrate, Inc., a Delaware corporation (the “Company”).  All capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Separation and Consulting Agreement by and between the Consultant and the Company, dated as of _______, 2013 (the “Separation Agreement”).

WHEREAS, the Separation Agreement sets forth the terms and conditions of the Consultant’s resignation from employment with the Company, and Section 1(b) of the Separation Agreement requires, in order for the Consultant to receive certain benefits set forth in the Separation Agreement, that the Consultant execute a release of claims against the Company and its affiliates;

WHEREAS, the Consultant’s employment terminated effective December 31, 2013;

WHEREAS, the terms of this Agreement are the products of mutual negotiation and compromise between the Consultant and the Company;

WHEREAS, the meaning and effect and terms of this Agreement have been fully explained to the Consultant;

WHEREAS, the Consultant is hereby advised, in writing, by the Company that he should consult with an attorney prior to executing this Agreement; and

WHEREAS, the Consultant has carefully considered other alternatives to executing this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Company and the Consultant agree as follows:

1. Consultant Release

(a) In consideration of the benefits set forth in the Separation Agreement, the Consultant, for himself and, to the maximum extent permitted by law, on behalf of each of his agents, representatives, heirs, executors, administrators, assigns, and successors (collectively, the “Consultant Parties”), hereby unequivocally, fully, and irrevocably releases, waives and discharges the Company and its former, current, or future officers, directors, agents, representatives and employees, all affiliates of the Company and all former, current, or future officers, directors, agents, representatives and employees of any such affiliates, as well as all employee benefit plans (collectively, the “Company Parties”) from any and all past, present, direct, indirect and/or derivative liabilities, claims, rights, actions, causes of action, counts, obligations, sums of money due, attorneys’ fees, costs, judgments, suits, debts, covenants, agreements, promises, demands, damages and charges of whatever kind or nature, known or unknown, in law or in equity, (collectively, “Claims”) asserted or that could have been asserted, under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, The Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974 (except for benefits that are or become vested on or before the last day of the Consultant’s employment with the Company, which are not affected by this Agreement), the Immigration Reform and Control Act, the Sarbanes-Oxley Act of 2002, the Family and Medical Leave Act, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Age Discrimination and Employment Act of 1967, the Older Workers Benefit Protection Act of 1993, the Workers Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the New York City Human Rights

Law, the New York State Human Rights Law, the New York State Labor Law, the New York wage and wage–hour laws, Minimum Wage Law, as well as all other similar civil rights laws and other employment-related statutes), or common law or the laws of any other relevant jurisdiction, from the beginning of time up to and including the date of this Agreement, arising from or out of, based upon, in connection with or otherwise relating in any way to (i) the Separation Agreement; (ii) the Consultant’s employment with the Company and its affiliates and relationship with any of them, and/or (iii) the circumstances by which the Separation Agreement was terminated and the Consultant ceased to be employed by the Company (collectively, the “Consultant Released Claims”); provided, however, that the Consultant Released Claims shall not include (A) the Company’s obligations pursuant to the Separation Agreement or (B) any rights to indemnification or contribution under the Company’s certificate of incorporation or by-laws or equivalent governing documents of the Company and its affiliates, the law of the State of Delaware, any indemnification agreement between Consultant and the Company or any rights to insurance coverage under any directors’ and officers’ liability insurance or fiduciary insurance policy.

(b) In further consideration of the payments and benefits set forth in the Separation Agreement, the Consultant Parties hereby unconditionally release, waive and forever discharge Company Parties from any and all Consultant Released Claims that the Consultant Parties may have as of the date of this Agreement arising under ADEA.  To effectuate the release, waiver and discharge of all ADEA rights and claims, this Agreement is intended to comply with the requirements of the Older Workers Benefit Protection Act.  By signing this Agreement, the Consultant hereby acknowledges and confirms the following: (i) he was advised by the Company in connection with his termination to consult with an attorney of his choice prior to signing this Agreement and to have such attorney explain to him the terms of this Agreement, including, without limitation, the terms relating to the Consultant’s release of claims arising under ADEA, and the Consultant has in fact consulted with an attorney; (ii) the Consultant was given a period of not fewer than twenty-one (21) calendar days to consider the terms of this Agreement and to consult with an attorney of his choosing with respect thereto; and (iii) the Consultant knowingly and voluntarily accepts the terms of this Agreement.  The Consultant also understands that he has seven (7) calendar days following the date on which he signs this Agreement within which to revoke the release contained in Section 1(a) hereof, by providing a written notice of his revocation of the release and waiver contained in this Section 1(b) to the Company at the address set forth in Section 10(b) of the Separation Agreement.  Notwithstanding anything in this Agreement or the Separation Agreement to the contrary, in the event of any such revocation by the Consultant, all obligations of the Company under Sections 1(b) and 2 of the Separation Agreement shall terminate and be of no further force and effect as of the date of such revocation.

(c) Any Company Party released from any Consultant Released Claim pursuant to this Section 1 may plead this Agreement as a complete defense, discharge, and bar to any action, claim or demand brought in respect of such Consultant Released Claim in contravention of this Agreement.

(d) The Consultant Parties acknowledge and agree that they may be unaware of or may discover facts in addition to or different from those which they now know, anticipate, or believe to be true related to or concerning the Consultant Released Claims.  The Consultant Parties know that such presently unknown or unappreciated facts could materially affect the claims or defenses of a Consultant Party.  It is nonetheless the intent of the Consultant Parties to give a full, complete, and final release and discharge of the Consultant Released Claims.  In furtherance of this intention, the release herein given shall be and remain in effect as full and complete releases with regard to the Consultant Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact.  To that end, with respect to the Consultant Released Claims only, the Consultant Parties expressly waive and relinquish any and all provisions, rights, and benefits conferred by any law of the United States or of any state or territory of the United States, or of any other relevant jurisdiction, or principle of common law, under which a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, which if known by such party might have affected such party’s settlement.

2. Company Release

(a) In consideration of the Consultant’s agreements in the Separation Agreement and this Agreement, the Company, on behalf of the Company Parties, hereby unequivocally, fully, and irrevocably releases, waives and discharges the Consultant Parties from any and all Claims asserted or that could have been asserted against any of them, under federal, state or local statute or common law or the laws of any other relevant jurisdiction, from the beginning of time up to and including the date of this Agreement, other than Claims arising from Executive’s gross negligence or willful misconduct (collectively, the “Company Released Claims”).

(b) Any Consultant Party released from any Company Released Claim pursuant to this Section 2 may plead this Agreement as a complete defense, discharge, and bar to any action, claim or demand brought in respect of such Company Released Claim in contravention of this Agreement.

(c) The Company Parties acknowledge and agree that they may be unaware of or may discover facts in addition to or different from those which they now know, anticipate, or believe to be true related to or concerning the Company Released Claims.  The Company Parties know that such presently unknown or unappreciated facts could materially affect the claims or defenses of a Company Party.  It is nonetheless the intent of the Company Parties to give a full, complete, and final release and discharge of the Company Released Claims.  In furtherance of this intention, the release herein given shall be and remain in effect as full and complete releases with regard to the Company Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact.  To that end, with respect to the Company Released Claims only, the Company Parties expressly waive and relinquish any and all provisions, rights, and benefits conferred by any law of the United States or of any state or territory of the United States, or of any other relevant jurisdiction, or principle of common law, under which a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, which if known by such party might have affected such party’s settlement.

3. Acknowledgments and Affirmations

(a) The Consultant affirms that he has been paid for all hours worked during his term of employment with the Company.  The Consultant affirms that he has been granted any leave to which he was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws.  The Consultant affirms that all of the Company’s decisions regarding the pay and benefits through the date of the Consultant’s execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law.

(b) The Consultant affirms that he has no known workplace injuries or occupational diseases.
(c) The Consultant affirms that he has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud.

(d) The Consultant affirms that he does not have any current charge, claim or lawsuit against one or more of the Company Parties pending before any local, state or federal agency or court regarding his employment and the termination of his employment.  The Consultant understands that nothing in this Agreement prevents him from filing a charge or complaint or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or any other federal, state or local agency charged with the enforcement of any employment or labor laws, although by signing this Agreement the Consultant is giving up any right to monetary recovery that is based on any of the claims he has released.  The Consultant also understands that if he files such a charge or complaint, he has, as part of this Agreement, waived his right to receive any benefits beyond what Consultant receives pursuant to the Separation Agreement.

(e) The Consultant affirms that at the time of considering or executing this Agreement, the Consultant was not affected or impaired by illness, use of alcohol, drugs or other substances or otherwise impaired.  The Consultant is competent to execute this Agreement and knowingly and voluntarily waives any and all claims he may have against the Company Parties.  The Consultant certifies that he is not a party to any bankruptcy, lien, creditor-debtor or other proceedings which would impair his right or ability to waive all claims he may have against the Company Parties.

4. Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction; provided, however, that, notwithstanding anything in this Agreement to the contrary, any invalidation of the Consultant’s release given in Section 1 hereof shall release the Company from its other obligations under the Separation Agreement.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

5. Miscellaneous.  This Agreement will be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Florida to be applied.  In furtherance of the foregoing, the internal law of the State of Florida will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.  This Agreement shall become effective and enforceable on the eighth day following its execution by the Consultant, provided he does not exercise his right of revocation as described above.  If Consultant fails to sign this Agreement or revokes his signature, this Agreement will be without force or effect, and the Consultant shall not be entitled to the payments described in Sections 1(b), 2, and 3 of the Separation Agreement.

6. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF ITS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

THE PARTIES HAVE READ AND FULLY CONSIDERED THIS AGREEMENT AND ARE MUTUALLY DESIROUS OF ENTERING INTO SUCH AN AGREEMENT.  THE CONSULTANT UNDERSTANDS THAT THIS DOCUMENT SETTLES, BARS AND WAIVES ANY AND ALL CLAIMS HE HAD OR MIGHT HAVE AGAINST THE COMPANY; AND HE ACKNOWLEDGES THAT HE IS NOT RELYING ON ANY OTHER REPRESENTATIONS, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT.  HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE BENEFITS SET FORTH IN THE SEPARATION AGREEMENT, THE CONSULTANT FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT.  IF THIS DOCUMENT IS RETURNED PRIOR TO EXPIRATION OF THE 21-DAY REVIEW PERIOD, THEN THE CONSULTANT ACKNOWLEDGES AND WARRANTS THAT HE HAS VOLUNTARILY AND KNOWINGLY WAIVED SUCH 21-DAY REVIEW PERIOD, AND THIS DECISION TO ACCEPT A SHORTENED PERIOD OF TIME IS NOT INDUCED BY THE COMPANY THROUGH FRAUD, MISREPRESENTATION, A THREAT TO WITHDRAW OR ALTER THE OFFER PRIOR TO THE

EXPIRATION OF 21 DAYS, OR BY PROVIDING DIFFERENT TERMS TO EMPLOYEES WHO SIGN RELEASES PRIOR TO THE EXPIRATION OF SUCH TIME PERIOD.

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IN WITNESS WHEREOF, the parties to this Agreement now voluntarily and knowingly execute this Agreement.

THOMAS R. EVANS

BANKRATE, INC.

By:
Name: Title: